Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE ROIVANT SCIENCES LTD. (THE “COMPANY”)
HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

DATED	25th July 2022

GLAXOSMITHKLINE TRADING SERVICES LIMITED

-and-

DERMAVANT SCIENCES GMBH

PARTIAL TERMINATION AND SUPPLEMENTARY FEE AGREEMENT
in relation to the
CLINICAL SUPPLY AGREEMENT
in respect of Tapinarof and clinical placebo
and in relation to the
COMMERCIAL SUPPLY AGREEMENT
in respect of Tapinarof

THIS AGREEMENT is made the 25th day of July 2022

BETWEEN:

(1)
GLAXOSMITHKLINE TRADING SERVICES LIMITED, a company incorporated in Ireland with number 406446, whose registered office is at 12 Riverwalk, Citywest Business Campus, Citywest, Dublin 24, Ireland and whose principal place of business is at 980 Great West Road, Brentford,Middlesex TW8 9GS,United Kingdom(“GSK”);

AND

(2)	DERMAVANT SCIENCES GMBH, a company incorporated in Switzerland with number CHE- 449.750.216, whose registered office is at Viaduktstrasse 8, 4051 Basel, Switzerland Purchaser ,

(each a “Party” and together the “ Parties”).

WHEREAS:

(A)	GSK and Dermavant GmbH entered into a Clinical Manufacturing and Supply Agreement in respect of Tapinarof and Clinical Placebo dated 20 August 2018, [***] ( the “Clinical Supply Agreement “).

(B)	GSK and Dermavant GmbH entered into a Commercial Manufacturing and Supply Agreement in respect of Tapinarof dated 1 April 2019, [***] (the “Commercial supply Agreement”).

(C )	Each of the Clinical Supply Agreement and the Commercial Supply Agreement contemplates that GSK may supply API in addition to (respectively) Clinical Product and Commercial Product.

(D)
On 30 September 2019, the GSK Group divested its manufacturing site at Cork, Ireland (the “Cork Site”)  to Thermo Fisher Scientific Cork Limited ( “ Thermo Fisher”). Thermo Fisher has, since this date, operated the Manufacturing Site in respect of Existing Clinical API, New Clinical API and Commercial API and has, to the extent applicable, acted as GSK’s Nominated Manufacturer in respect of API and as GSK’s Sub- contractor in connection with the performance of Development Services under the Commercial Supply Agreement.

(E)
Purchaser wishes to engage Thermo Fisher directly in relation to the manufacture and supply of API and has requested that GSK agree to terminate each of the Clinical Supply Agreement and the Commercial Supply Agreement insofar as it relates to API, including the Manufacture and supply of, or Technology Transfer in respect of, API.

(F)
Purchaser has further proposed that, in consideration of GSK agreeing to such partial termination of each of the Clinical Supply Agreement and the Commercial Supply Agreement, it will pay GSK certain supplementary fees.

NOW IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	In this Agreement:

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“Effective Date” Means 25th of July 2022

“Non-Fee API” has the meaning given in Clause 5.3 below.

“Supplementary Fee” means, [***].

“TF Clinical API “ means API Manufactured by Thermo Fisher at the Cork Site and supplied to Purchaser between the Effective Date and 20 August 2022 (being the date of expiry of the current Renewal Term of the Clinical Supply Agreement) that would, but for the partial termination of the Clinical Supply Agreement effected pursuant to Clause 2 of this Agreement, have been New Clinical API.

“TF Commerical API” means API Manufactured by Thermo Fisher at the Cork Site and supplied to Purchaser after the Effective Date that would, but for the partial termination of the Commercial Supply Agreement effected pursuant to Clause 3 of this Agreement, have been Commercial API.

“Total API Purchased “ means the combined aggregate amount of API purchased in a Calendar Year by Purchaser without regard to its supplier or its subsequent use.

1.2	Capitalised terms used, but not defined, in this Agreement have the meanings given in the Commercial Supply Agreement or the Clinical Supply Agreement (as applicable).

1.3	The provisions of clause 1.2 of the Commercial Supply Agreement are hereby incorporated by reference mutatis mutandis as if set out in this Agreement.

2.	Partial Termination of Clinical Supply Agreement.

2.1
In consideration of Purchaser‘s obligations Pursuant to Clause 5 below, and subject to Clause 2.6 below, GSK hereby agrees that, with effect from the Effective Date, the Clinical Supply Agreement is terminated insofar as it relates to the Manufacture and supply of, Development Services in respect of, or Technology Transfer in respect of, API.

2.2	Without prejudice to the generality of Clause 2.1 above, the Parties hereby acknowledge and agree that, with effect from the Effective Date:

(a)
the only Product to which the Clinical Supply Agreement applies shall be New Clinical Products and New Clinical Placebo (and references in the Clinical Supply Agreement to "Product " will be read and construed accordingly);

(b)	GSK shall have no obligation under the Clinical Supply Agreement to Manufacture or supply API, or to perform any Development Services in respect of API;

(c)	GSK shall have no obligation under the Clinical Supply Agreement to facilitate, support or otherwise undertake any Technology Transfer in respect of API; and

(d)	Purchaser shall be released from any obligation to purchase API from GSK under the Clinical Supply Agreement.

2.3
Notwithstanding anything to the contrary in the Clinical Supply Agreement, GSK shall with effect from the Effective Date have no liability in respect of New Clinical Product that is Defective as a result of any Defect in the API used in the Manufacture of such New Clinical Product (whether pursuant to clauses 15 and 20 of the Clinical Supply Agreement or otherwise) unless:

(a)	such Defect in the API is the direct result of any breach by GSK of its obligations under the Clinical Supply Agreement; or

(b)	such API is Existing Clinical API or New Clinical API that was Manufactured and supplied to Purchaser prior to the Effective Date,

and (unless an exception in sub-clauses (a) and (b) applies), any New Clinical Product that is Defective as a result of a Defect in API shall, as between the Parties and for the purposes of the Clinical Supply Agreement, be deemed to be non-Defective.

2.4
With  effect  from  the Effective Date, but without prejudice to Purchaser's other rights and remedies under the Clinical Supply Agreement, GSK shall have no obligation to replace any Existing Clinical API or New Clinical API supplied prior to the Effective Date and subsequently found to be Defective (provided, however, that GSK will, in accordance with and subject to the terms of the Clinical Supply Agreement in force immediately prior to the Effective Date, refund any amounts paid for Existing Clinical API or New Clinical API supplied prior to the Effective Date that is subsequently found to be Defective).

2.5
The Parties acknowledge and agree that GSK is not, as of the Effective Date, holding or storing any Maintained Excess Clinical API and that Purchaser has paid all Storage Fees (if any) due under clause 5.4 of the Clinical Supply Agreement in respect of such Maintained Excess Clinical API.

2.6
For  the  avoidance of  doubt,  nothing in this Agreement shall affect the Parties' rights and  obligations in respect of the provision by Purchaser of API on a toll Manufacturing basis for use in the Manufacture by GSK of New Clinical Product.

3.	Partial Termination and Amendment of Commercial Supply Agreement

3.1
In consideration of Purchaser’s obligations pursuant to Clause 5 below, and subject to Clause 3.7 below, GSK hereby agrees that, with effect from the Effective Date, the Commercial Supply Agreement is terminated insofar as it relates to API.

3.2	Without prejudice to the generality of Clause 3.1 above, the Parties hereby acknowledge and agree that, with effect from the Effective Date:

(a)	the only Product to which the Commercial Supply Agreement applies shall be Commercial Products (and references in the Commercial Supply Agreement to "Product”will be read and construed accordingly);

(b)	GSK shall have no obligation under the Commercial Supply Agreement to Manufacture or supply API, or to perform any Development Services in respect of API;

(c)	GSK shall have no obligation under the Commercial Supply Agreement to facilitate, support or otherwise undertake any Technology Transfer in respect of API; and

(d)	Purchaser shall be released from any obligation to purchase, or to pay any Unused Capacity Fee in respect of, Commercial API (or any API) from GSK under the Commercial Supply Agreement.

3.3
Notwithstanding anything to the contrary in the Commercial Supply Agreement, GSK shall with effect from the Effective Date have no liability in respect of Commercial Product that is Defective as a result of any Defect in the API used in the Manufacture of such Commercial Product (whether pursuant to clauses 16 and 21 of the Commercial Supply Agreement or otherwise) unless:

(a)	such Defect in the API is the direct result of any breach by GSK of its obligations under the Commercial Supply Agreement; or

(b)	such API is Commercial API that was Manufactured and supplied to Purchaser prior to the Effective Date,

and (unless an exception in sub-clauses (a) and (b) applies), any Commercial Product that is Defective as a result of a Defect in API shall, as between the Parties and for the purposes of the Commercial Supply Agreement, be deemed to be non-Defective.

3.4	[***]

3.5	With effect from the Effective Date:

(a)	clause 2.3 of the Commercial Supply Agreement is hereby deleted and replaced with the words"Not Used ";and

(b)	the following provision shall be added to the Commercial Supply Agreement as new clause 18.2A:

18.2A
Any proposal by the Purchaser to make any change to the Specifications,  (including the introduction of any alternative or additional source of API to be used in the Manufacture of Commercial Product), shall be notified in writing to GSK and shall be subject to the Technical Change Procedure. Any change made pursuant to this Clause 18.2A shall be implemented [***].

3.6
The Parties acknowledge and agree that GSK is not, as of the Effective Date, holding any Commercial API [***] and that Purchaser has paid all Storage Fees (if any) due under clause 11.2 of the Commercial Supply Agreement.

3.7	For the avoidance of doubt, nothing in this Agreement Shall affect the Parties' rights and obligations in respect of the provision by Purchaser of Commercial API on a toll Manufacturing basis for use in the Manufacture by GSK of Commercial Product.

4.	CapEx Letter Agreement

The Parties acknowledge and agree that all obligations of the Parties under or pursuant to the CapEx Letter Agreement have been fully performed prior to the Effective Date.

5.	Supplementary Fees [***]

5.1
In consideration of GSK agreeing to effect the partial termination of the Clinical Supply Agreement and Commercial Supply Agreement in accordance with Clauses 2 and 3 above, and with effect from the Effective Date, Purchaser hereby agrees to pay to GSK:

(a)	Supplementary Fees, determined in accordance with [***]

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5.2
Supplementary Fees and [***] will be invoiced by GSK, and paid by Purchaser, in [***], converted in each case from [***] using the spot rate of exchange published by [***] on the Business Day immediately preceding the date of the relevant invoice.

5.3	No Supplementary Fee or [***] shall be payable by Purchaser in respect of any API to the extent that such API is:

(a)	Commercial API purchased by Purchaser under the Commercial Supply Agreement prior to the Effective Date; or

(b)	TF Commercial API (or any API) purchased by Purchaser after the expiry of the Initial Term of the Commercial Supply Agreement,

Collectively."Non-Fee API".

5.4
Purchaser shall report on all purchases of API (including TF Commercial API) other than Non- Fee API. GSK shall invoice Purchaser on an annual basis for any Supplementary Fees and [***] payable in respect of the prior Calendar Year (or First Supply Period, as applicable). Each such invoice shall be issued by the end of the Calendar Quarter following the Calendar Year (or First Supply Period) to which it relates. For the avoidance of doubt, Purchaser shall not be required to report on any purchases of API made after the expiry of the Initial Term of the Commercial Supply Agreement.

5.5	Any Supplementary Fees and be included and [***] Payable in respect of API shall be included [***] in the Actual Cost of such API for the purposes of Schedule 3 to the Commercial Supply Agreement.

5.6	[***], and notwithstanding clause 43 of the Commercial Supply Agreement, GSK may [***].

5.7
The provisions of clauses 13.2 to 13.5 of the Commercial Supply Agreement shall apply mutatis mutandis to any invoice issued by GSK in respect of Supplementary Fees and [***] pursuant to this Agreement.

5.8	GSK may nominate any member of the GSK Group to issue invoices in respect of, and receive payment of, Supplementary Fees and [***] payable under this Agreement,

6.	General

6.1	The provisions of this Agreement are without prejudice to:

(a)	the continuation in full force and effect in accordance with its terms of the Clinical Supply Agreement in respect of New Clinical Products and New Clinical Placebo; and

(b)	the continuation in full force and effect in accordance with its terms of the Commercial Supply Agreement in respect of Commercial Product.

6.2
The partial termination of each of the Clinical Supply Agreement and the Commercial Supply Agreement shall not release either Party from any liability or right of action which at the Effective Date has already accrued to such Party or which may thereafter accrue in respect of any act or omission prior to the Effective Date, including:

(a)	rights in respect of the recovery of any monies due under the Clinical Supply Agreement and/or the Commercial Supply Agreement; and

(b)
rights and obligations accrued in respect of API prior to the Effective Date (including, for the avoidance of doubt but subject to Clauses 2.4 and 3.4 above, in circumstances in which the exceptions in Clause 2.3(a) and (b), or Clause 3.3(a) and (b) apply).

6.3
This Agreement shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware regardless of laws that might otherwise govern under any applicable conflict of laws principles.

6.4
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of executed signature pages by facsimile transmission or by email transmission in portable document format (PDF), or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or by email in portable document format (PDF), or similar format, shall be deemed to be their original signatures for all purposes.

6.5
The provisions of clauses 41 (Variation, Waiver and Amendment), 46 (Dispute Resolution) and 47.2 and 47.3 (Governing Law and Jurisdiction) of the Commercial Supply Agreement are hereby incorporated mutatis mutandis as if set out in this Agreement.

[The signatures follow on the next page.]

IN WITNESS of which each Party has caused this Agreement to be duly executed by its duly authorised representative in a manner binding upon it on the day and year first before written.

For and on behalf of
GLAXOSMITHKLINE TRADING SERVICES LIMITED

Signature:	/s/ Elena Mata Lozano

Name:	Elena Mata Lozano

Title:	ICT Data Manager

Date:	02-Aug-2022

For and on behalf of
DERMAVANT SCIENCES GMBH

Signature:	/s/ Markus Rohrwild

Name:	Dr. Markus Rohrwild

Title:	Presiding Managing Director

Date:	August 10,2022

Partial Termination and Supplementary Fee Agreement in relation to the Clinical Supply Agreement (Tapinarof) and Commercial Supply Agreement (Tapinarof)

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